GEMSA
Loan Services, L.P.
A Joint Venture of GE Capital Real Estate and L.J. Melody & Company, a CB Richard Ellis Company

March 9, 2005

VIA FEDERAL EXPRESS

Wells Fargo Bank, N.A., as Trustee
Wells Fargo Center
Sixth Street & Marquette Ave.
Minneapolis, MN 55479-0123
Attn: Corporate Trust Services (CMBS) - GECMC 2004-C3
Deutsche Bank Securities, Inc.
60 Wall Street
New York, New York 10005

Citigroup Global Markets Inc.
388 Greenwich Street, 11 th Floor
New York, New York 10013
J.P. Morgan Securities Inc.
One Chase Manhattan Plaza
New York, New York 10081

CBA -Mezzaine Capital Finance, LLC
51 JFK Parkway, 4 th Floor East
Short Hills, NY 07078
Attn: Martin T. Lanigan, President and CEO
Fax: (973) 467-9696

With a copy to:
Winston & Strawn, LLP
200 Park Avenue
New York, NY 10166
Attn: Tracey A. Leitnian
Fax: (212) 294-4700

GE Commercial Mortgage Corporation,
C/O: General Electric Capital Corporation
125 Park Ave., 10 th Floor
NewYork, NY 10017
Attn: Capital Markets/Daniel Vinson

Banc of America Securitie s LLC
214 North Tryon Street
NC1-027-21-02
Charlotte, North Carolina 28255

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
German American Capital Corporation
60 Wall Street
New York, NY 10005
Attn: Lainie Kaye
Fax: (212) 250-5270

With a copy to:
Skadden, Arps, Slate, Meagher & Flom, LLP
Four Times Square
New York, NY 10036
Attn: Harvey R. Uris
Fax: (212) 735-2212

Cadwalader, Wickersham & Taft, LLP
Deutsche Mortgage & Asset Receiving Corporation/COMM-LNB
One World Financial Center
New York, NY 10281
OFFICER'S CERTIFICATE
Re:
Statement as to Compliance
GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through
Certificates, Series 2004-C3

In accordance with Section 3.13 of the Pooling and Servicing Agreement (the "Agreement")
dated as of July 1, 2004, entered into in connection with the above-referenced Certificates, the undersigned officer of GEMSA Loan Services, L.P. (the "Servicer") hereby certifies that (i) a review of the activities of the Servicer for the preceding partial calendar year (which GEMSA
Loan Services, L.P. served as "Servicer" under the Agreement) and of its performance under the
Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer has maintained an effective internal control system relating to its servicing of the Mortgage Loans and Serviced Whole Loans serviced by it and has fulfilled in all material respects its obligations under the Agreement throughout such partial year, and (iii) the Servicer has received no notice regarding the qualification, or challenging the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or of the
Grantor Trust as a "grantor trust" from the Internal Revenue Service or any other governmental agency or body.

/s/ Pat McEntee
Pat McEntee, Director, Portfolio Management, on behalf of
GEMSA Loan Services, L.P., in its capacity as Servicer